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                              [KPMG LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 27, 1997 (except for note 16 which is dated June 22, 1998) relating to the financial statements of V3 Semiconductor, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ KPMG
                                                ------------------------------
                                                KPMG Chartered Accountants

July 14, 1998